UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): March 4, 2008
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation)
3775 North First Street
San Jose, CA 95134
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 952-8200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 4, 2008, Mr. Rudy Mui, former Chief Operating Officer of RAE Systems Inc. (the “Company”), entered into a separation agreement and general release of claims with the Company in connection with his departure where the Company has agreed to provide to Mr. Mui (provided Mr. Mui does not revoke his acceptance of the terms of the agreement within eight days of its execution), in exchange for a release of claims, (i) a lump sum severance payment of $65,000, (ii) additional continued severance payments each in an amount of $7,500, less applicable withholdings, payable in accordance with the Company’s normal payroll schedule through the earlier of October 25, 2008 or the date Mr. Mui becomes employed by another employer, (iii) outplacement services up to an amount not to exceed $5,000 and (iv) reimbursement for applicable COBRA premiums for one month and a one-time settlement payment of $1,508.16 for three months COBRA premiums.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 10, 2008

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
Name:	Randall Gausman
Title:	Vice President and Chief Financial Officer